EXHIBIT 99.1

Endovia Health Sciences Welcomes Historic Shift in Federal Cannabinoid Policy; Advances CannEpil® FDA Submission and Expands Development Pipeline

Company views federal support for Schedule III as a significant evolution in U.S. cannabinoid policy and an important step toward a durable regulatory framework for cannabinoid-based medicines and wellness products

Endovia expects to submit CannEpil® Z submission in the coming week and request a pre-submission conference with the FDA

FORT LAUDERDALE, Fla. — August 31, 2026 — Endovia Health Sciences, Inc. (NYSE American: EDVA) (“Endovia” or the “Company”), an emerging cannabinoid-based health sciences company, today welcomed recent developments in the federal marijuana rescheduling process, including the position advanced by the federal government during the Drug Enforcement Administration’s (“DEA”) recent administrative hearings supporting the proposed transfer of marijuana from Schedule I to Schedule III of the Controlled Substances Act.

The Company believes the federal government’s affirmative support for Schedule III represents a significant evolution in U.S. cannabinoid policy and provides an increasingly clear signal that the federal government is moving toward a long-term regulatory framework that recognizes the medical potential of cannabinoids while maintaining appropriate federal oversight.

“What we heard from the federal government during the DEA proceedings represents a meaningful change in the direction of U.S. cannabinoid policy,” said Brady Cobb, Chairman and Chief Executive Officer of Endovia Health Sciences. “For decades, Schedule I created an extraordinary disconnect between the rapidly expanding scientific understanding of cannabinoids, state-regulated medical cannabis programs and federal policy. The federal government is now expressly advocating for Schedule III and recognizing marijuana’s accepted medical use. We believe that is a significant moment.”

During the recent administrative proceedings, counsel for the federal government supported the proposed transfer of marijuana to Schedule III and presented evidence intended to establish that marijuana has a currently accepted medical use. These proceedings follow other recent federal actions reflecting an evolving approach to cannabinoid regulation, medical use and research.

Endovia believes these developments could have important long-term implications for cannabinoid research, pharmaceutical development and the broader state-regulated medical cannabis industry. If Schedule III is ultimately finalized, the Company believes it could remove a significant historical federal impediment to cannabinoid research and development, facilitate additional scientific and clinical investigation, and create a substantially more workable environment for cannabinoid formulations to progress through established FDA regulatory pathways.

“For Endovia, the importance goes well beyond the cannabis industry,” Cobb continued. “We believe the United States is moving toward a regulatory environment where cannabinoid formulations can increasingly be evaluated like other potential therapeutic compounds—through science, research, clinical evidence and established FDA processes. That is precisely where we have positioned Endovia.”

CannEpil® FDA Development Update

Against this evolving federal backdrop, Endovia continues to advance its cannabinoid-based pharmaceutical development strategy, including the development of CannEpil®, its proprietary cannabinoid formulation.

The Company currently expects to submit a pre-submission conference with the FDA to discuss the proposed regulatory and development pathway for CannEpil®.

The upcoming submission represents another step in Endovia’s strategy to advance CannEpil® through an FDA-regulated pathway while simultaneously evaluating opportunities for the product across additional indications and international markets.

“Our strategy is not dependent upon federal legalization of adult-use cannabis. We are building a cannabinoid-based health sciences company designed around the emerging federal framework,” Cobb said. “CannEpil is our first major asset within that strategy, and we expect to make our next FDA submission in the coming week and request a pre-submission conference with the FDA. At the same time, we are evaluating additional cannabinoid-based formulations and working with our capital partners to expand the resources available to execute on opportunities that may present.”

Expanding Endovia’s Cannabinoid-Based Pipeline

Endovia is also actively reviewing several additional cannabinoid-based formulations and intellectual property opportunities for potential licensing, acquisition or strategic collaboration.

The Company’s evaluation is focused on opportunities that complement its strategy of building a diversified cannabinoid-based health sciences platform centered around scientifically supported formulations, established regulatory pathways and products capable of addressing meaningful unmet medical and wellness needs.

Endovia is concurrently working with its capital partners to finalize expanded financing intended to support the Company’s cannabinoid-based development activities, potential licensing and acquisition opportunities, and the continued expansion of its operations.

“The federal conversation is changing from whether cannabinoids have legitimate medical potential to how cannabinoid products should be researched, regulated and responsibly brought to market,” Cobb concluded. “We believe that shift strongly validates the strategy we have been building at Endovia.”

About CannEpil®

CannEpil® is a proprietary pharmaceutical-grade cannabinoid formulation comprised of cannabidiol (CBD) and tetrahydrocannabinol (THC) isolates in an oral liquid formulation manufactured under European Union Good Manufacturing Practice (EU-GMP) standards. Splash holds the exclusive global rights to develop and commercialize CannEpil® across licensed fields of use, including veterinary therapeutics.

About Endovia Health Sciences

The Company has rebranded as Endovia Health Sciences (NYSE American: EDVA), with a corporate name change and ticker symbol change effective on the NYSE American on August 24, 2026. The rebranding reflects the Company’s evolution into a diversified cannabinoid-based health sciences platform focused on pharmaceutical commercialization, FDA-regulated human and veterinary therapeutics, and cannabinoid-based consumer wellness and beverage opportunities across pharmaceutical, veterinary and consumer wellness markets.

Where Science Meets Cannabinoid Innovation

More Information

Endovia Health Sciences: endoviasciences.com

Contact Information

Endovia Health Sciences

investors@endoviasciences.com

Media Contact

Angela Gorman
AMWPR
angela@amwpr.com
917-348-0083

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Endovia Health Sciences, Inc.’s expectations, plans and objectives concerning the development, regulatory advancement and commercialization of CannEpil® and other cannabinoid-based products; the timing, submission and potential outcomes of regulatory filings and interactions with the U.S. Food and Drug Administration, including the Company’s anticipated Z submission and request for a pre-submission conference; the potential impact of marijuana rescheduling and other changes in federal or state laws, regulations or enforcement policies relating to cannabis, cannabinoids and cannabinoid-based products; the Company’s ability to identify, evaluate, license, acquire or develop additional cannabinoid formulations, technologies or intellectual property; the availability, timing and terms of additional financing; and the Company’s plans to expand its cannabinoid-based health sciences platform and operations.

These forward-looking statements are based on current expectations, estimates, assumptions and projections and involve risks and uncertainties that could cause actual results, developments or events to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, the timing, scope and ultimate outcome of federal marijuana rescheduling proceedings; changes in applicable federal, state and international laws and regulations; the timing and outcome of FDA and other regulatory submissions, meetings and reviews; the Company’s ability to successfully develop, obtain regulatory approval for and commercialize CannEpil® or other product candidates; the Company’s ability to identify and consummate licensing, acquisition or strategic transactions on acceptable terms; the availability of financing on acceptable terms, or at all; the Company’s ability to execute its business strategy; and other risks and uncertainties. Additional risks are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, the Form S-1 filed on August 7, 2025, as amended, and the final prospectus filed pursuant to Rule 424(B)(3) on August 28, 2026.

Forward-looking statements can often be identified by words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.